SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting
May 19, 2005
and Proxy Statement
Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714-3581
Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 19, 2005 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company’s activities during 2004. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.
Sincerely yours,
Charles F. Dolan
Chairman
April 29, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION
          Time:
                10:00 a.m., Eastern Standard Time
          Date:
                May 19, 2005
          Place:
                   Cablevision Systems Corporation
                   Corporate Headquarters
                   1111 Stewart Avenue
                   Bethpage, New York
          Purpose:

•	Elect directors

•	Ratify appointment of independent accountants

•	Conduct other business if properly raised
                Only Stockholders of record on April 4, 2005 may vote at the meeting.
                Your vote is important. We urge you to vote as soon as possible by telephone, Internet or mail.

                   Victoria D. Salhus
                   Senior Vice President,
                   Deputy General Counsel
                   and Secretary
April 29, 2005

Table of Contents page

General Information	1
Proposal 1 — Election of Directors	2
Director Compensation	6
Board of Directors and Committees	7
Proposal 2 — Ratification of Appointment of Independent Accountants	14
Executive Compensation	14
Compensation Committee Report	14
Executive Compensation Tables	18
Audit Committee Report	22
Stock Performance Graph(s)	23
Our Executive Officers	34
Stock Ownership Table	36
Other Matters	45

Proxy Statement 2005 — Cablevision
GENERAL INFORMATION
Voting Rights
Holders of Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock, as recorded in our stock register on April 4, 2005, may vote at the meeting. On April 4, 2005, there were 222,276,505 shares of Cablevision NY Group Class A common stock and 65,705,742 shares of Cablevision NY Group Class B common stock outstanding. Each share of Cablevision NY Group Class A common stock has one vote per share and holders are entitled to elect 25% of the Board of Directors. Each share of Cablevision NY Group Class B common stock has ten votes per share and holders are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, members of his family and related family entities, together own Cablevision NY Group Class B common stock having the power to elect the nine Cablevision NY Group Class B directors and to approve Proposal 2.
How to vote
You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
Important Notice
All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.
How proxies work
The Company’s Board of Directors is asking for your proxy. If you submit a proxy but do not specify how to vote, we will vote your shares in favor of the director nominees identified in this proxy statement and in favor of Proposal 2. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposal 2 or abstain from voting.
You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company’s 401(k) Plan and if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.
Solicitation
This proxy statement and the enclosed proxy card are first being sent to stockholders on April 29, 2005. In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.
Revoking a proxy
You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company’s Investor Relations department in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

Proxy Statement 2005 — Cablevision
Confidential voting
Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.
Quorum
In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.
Votes needed
The six candidates for election as directors by the holders of Cablevision NY Group Class A common stock (“Class A directors”) receiving the most votes from holders of Cablevision NY Group Class A common stock will be elected to fill the seats for Class A directors on the Board. The nine candidates for election by the holders of Cablevision NY Group Class B common stock (“Class B directors”) receiving the most votes from holders of Cablevision NY Group Class B common stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 2. Broker non-votes occur when a bank, brokerage firm or other nominee is not permitted to vote on a particular matter without instructions from the owner of the shares and no instruction is received.
PROPOSAL 1 (Item 1 on Proxy Card)
Election of directors
The Board has nominated the director candidates named below. Of the fifteen nominees for director, nine are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders.
All Cablevision directors are elected for one-year terms.
Personal information on each of our nominees is given below. All our nominees other than Marianne Dolan Weber currently serve as Cablevision directors.
Each current Class A director was elected by the Class A stockholders at the last annual meeting. Charles F. Dolan, James L. Dolan and Patrick F. Dolan were elected by the Class B stockholders at the last annual meeting. On March 2, 2005, Charles F. Dolan and certain other Class B stockholders removed three of the Class B directors elected at the last annual meeting (William J. Bell, Sheila A. Mahony and Steven Rattner) and appointed Rand V. Araskog, Frank J. Biondi, John C. Malone and Leonard Tow to fill the vacancies created by those removals as well as the vacancy created by the death of John Tatta, a Class B director, in February 2005. Mr. Sweeney was appointed to the Board by the Class B directors on March 7, 2005, to fill the last remaining vacancy on the Board.
The Board met thirteen times in 2004. Each of our directors in 2004 attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2004 that occurred while he or she was serving on the Board or the committee.
If a Class A director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement Class A nominee if the Board names one.
We encourage our directors to attend annual meetings of stockholders and believe that

Proxy Statement 2005 — Cablevision
attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors in 2004 attended the 2004 annual stockholders meeting.
The Board recommends you vote FOR each of the following candidates:
Directors to be elected by Class A Stockholders

•	CHARLES D. FERRIS, 72, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.

•	RICHARD H. HOCHMAN, 59, Director since 1986. Chairman of Regent Capital Management Corp. since April 1995. Managing Director of PaineWebber Incorporated from March 1990 to April 1995. Mr. Hochman is also a director of R.A.B. Enterprises, Inc.

•	VICTOR ORISTANO, 88, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was also the founder of the nation’s largest holder of wireless TV frequencies, a company controlled by Alda.

•	THOMAS V. REIFENHEISER, 69, Director since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division, in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is also a director of Lamar Advertising Company, Mediacom Communications Corporation and F&W Publications Inc.

•	VICE ADMIRAL JOHN R. RYAN USN (RET.), 59, Director since 2002. President of the State University of New York Maritime College since June 2002. Acting Chancellor of the State University of New York commencing in June 2005. President of State University of Albany from February 2004 to February 2005. Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/ Commander, Fleet Air Mediterranean/Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002. Vice Admiral Ryan is also a director of CIT Group Inc.

•	VINCENT TESE, 62, Director since 1996. Director of The Bear Stearns & Co., Inc. since 1994, Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is also a director of Bowne and Company, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Co., Gabelli Asset Management, Mack-Cali Realty Corp., Magfusion, Inc., National Wireless Holdings, Inc., Municipal Art Society, Xanboo Inc., Intercontinental Exchange, Wireless Cable International, Inc. and a trustee of New York Presbyterian Hospital and New York University School of Law.

Proxy Statement 2005 — Cablevision

Directors to be elected by Class B Stockholders

•	RAND V. ARASKOG, 73, Director since March 2005. Self-employed as a private investor as principal in RVA Investments since March 1998. Mr. Araskog is also a director of ITT Educational Services, Inc., Rayonier, Inc. and International Steel Group, Inc.

•	FRANK J. BIONDI, 60, Director since March 2005. Senior Managing Director of WaterView Advisors LLC since June 1999. Mr. Biondi is also a director of The Bank of New York Company, Inc., Hasbro, Inc., Harrah’s Entertainment Inc. and Amgen, Inc.

•	CHARLES F. DOLAN, 78, Director since 1985. Chairman of the Company since 1985. Director of Madison Square Garden, a subsidiary of the Company since November 1999. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan and father-in-law of Brian G. Sweeney.

•	JAMES L. DOLAN, 49, Director since 1991. President of the Company since June 1998. Chief Executive Officer of the Company since October 1995. Director of Madison Square Garden, a subsidiary of the Company, since December 1997. Chairman of Madison Square Garden, a subsidiary of the Company, October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

•	MARIANNE DOLAN WEBER, 47, President of Dolan Family Foundation from 1986 to September 1999; Chairman since September 1999. President of Dolan Children’s Foundation from 1997 to September 1999; Chairman since September 1999. Manager of Dolan Family Office, LLC since 1997. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Brian G. Sweeney.

•	PATRICK F. DOLAN, 53, Director since August 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

•	DR. JOHN C. MALONE, 64, Director since March 2005. Chairman and Director of Liberty Media Corporation since 1990. Chairman, President and Chief Executive Officer of Liberty Media International, Inc. since June 2004. Chairman and Director of Liberty Satellite & Technology, Inc. from December 1996 to August 2000. Dr. Malone is also a director of The Bank of New York Company, Inc., the CATO Institute, Discovery Communications, Inc.,

Proxy Statement 2005 — Cablevision

UnitedGlobalCom, Inc. and Chairman Emeritus of the Board for Cable Television Laboratories, Inc.

•	BRIAN G. SWEENEY, 40, Director since March 2005. Senior Vice President — eMedia of the Company since January 2000. Son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan, Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan.

•	DR. LEONARD TOW, 76, Director since March 2005. Director of Citizens Communications Company from 1989 to September 2004. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004.

Proxy Statement 2005 — Cablevision
DIRECTOR COMPENSATION
Cablevision employees receive no extra pay for serving as directors. Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board and committee meeting attended in person; and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship.
We also pay our non-employee directors compensation in stock options and restricted stock units. Each non-employee director receives options to purchase 4,000 shares of Cablevision NY Group Class A common stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Cablevision NY Group Class A common stock each year the non-employee director remains in office. The per share exercise price of each option will be equal to the fair market value of the common stock. In general, fair market value is determined by taking the average of the high and low prices of a share of Cablevision NY Group Class A common stock as reported in the consolidated reporting system of the New York Stock Exchange on the date of grant.
Our directors receive free cable television service for their primary residence. Those directors who do not reside in our service territory are reimbursed for the cost of cable television service at their primary residence.
Our non-employee directors are entitled to use the Company’s travel service department to make arrangements for their personal travel. Except as noted below, the Company does not pay any of the directors’ travel expenses other than the cost of travel on Company business. In 2004, the incremental cost of providing these services to non-employee directors were: Messrs. Hochman ($6,172) and Tatta ($2,536) and Ms. Mahony ($287). Because the Company believes it is beneficial to the Company for directors to participate in certain Company events and meet with management, customers and other individuals who have important relationships with the Company, the Company from time to time requests certain directors to attend events. These events include events outside the New York area. In these instances, the Company provides the directors with transportation and reimburses the directors for expenses for themselves and in certain cases their spouses.
James L. Dolan and Thomas C. Dolan are employees of the Company and their compensation for 2004 is discussed under “Executive Compensation.”
Charles F. Dolan, Patrick F. Dolan and Brian G. Sweeney are employees of the Company and their compensation for 2004 is discussed under “Certain Relationships and Related Transactions.”
William J. Bell was an employee of the Company during 2004 and has been a consultant to the Company since January 1, 2005. He served as a director of the Company until March 2, 2005. His compensation for 2004 is discussed under “Executive Compensation”.
Sheila A. Mahony was an employee of the Company until March 2004 and has been a consultant to the Company since that time. She served as a director of the Company until March 2, 2005. Her compensation and consulting fees for 2004 are discussed under “Certain Relationships and Related Transactions.”
John Tatta was a consultant to the Company during 2004 and until his death in February 2005. He served as a director of the Company until February 2005. His consulting

Proxy Statement 2005 — Cablevision
fees and certain other benefits he received in 2004 are discussed under “Certain Relationships and Related Transactions.”
BOARD OF DIRECTORS AND COMMITTEES

Our Class A common stock is listed on the New York Stock Exchange. As a result, we are subject to most of the New York Stock Exchange’s corporate governance listing standards. A listed company that meets the New York Stock Exchange’s definition of “controlled company” may elect not to comply with certain of these requirements. On March 19, 2004, the Class B stockholders who are members of the Dolan family and related family entities entered into a Stockholders Agreement relating, among other things, to the voting of their shares of our Class B common stock and filed a Schedule 13D with the Securities and Exchange Commission as a “group” under the rules of the SEC. As a result, we are a “controlled company.” As a controlled company, we have the right to elect not to comply with the corporate governance rules of the New York Stock Exchange requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee.
We have elected not to comply with the New York Stock Exchange requirement for a majority independent board of directors and for a corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority independent board of directors because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board and there is no requirement that any of those directors be independent.

Proxy Statement 2005 — Cablevision
The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee.
Audit Committee
The primary purposes of our Audit Committee are (a) to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The text of our Audit Committee charter is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.
Our Board of Directors has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the New York Stock Exchange and the Securities and Exchange Commission. Our Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange, and that Thomas V. Reifenheiser, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the SEC.
In making a determination as to the independence of a director, the Board considers all relationships between the director and the Company and its affiliates. With respect to Mr. Hochman, the Board considered two existing relationships and determined that they were not material and that Mr. Hochman was independent. With respect to Mr. Oristano, the Board considered one existing relationship and determined that it was not material and that Mr. Oristano was independent. These relationships are as follows:

•	Since 1995, Charles F. Dolan, the Company’s Chairman, has had an investment in Regent Equity Partners, a limited partnership in which Mr. Hochman is one of the general partners. This investment has at all times represented less than 3% of the equity of Regent Equity Partners.

•	Since 1999, Charles F. Dolan has had a preferred stock investment in Danskin Inc. Mr. Hochman’s spouse has been the chief executive officer of Danskin Inc. since May, 1999. Mr. Hochman, his spouse and Regent Equity Partners have had a substantial direct or indirect equity investment in Danskin Inc. since 1997. At December 31, 2004, Mr. and Mrs. Hochman collectively, and Mr. Dolan owned, directly or indirectly, approximately 11% and 6%, respectively, of the common equity of Danskin Inc. calculated on a fully diluted, as converted basis.

•	Since 2004, Charles F. Dolan has had an investment in Reaction Biology Corp., a privately held technology company, in which Alda Limited Partners, a holding company of which Mr. Oristano is the Founder and Chairman, has an investment. Matthew Oristano is the son of Victor Oristano and serves as the President and Chief Executive Officer of Alda Limited Partners and has served as

Proxy Statement 2005 — Cablevision

Chairman of Reaction Biology since March 2004.
Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.
Committee members: Messrs. Reifenheiser (Chairman), Hochman, Oristano, Ryan and Tese.
Meetings in 2004: 37
Compensation Committee
The primary purposes of our Compensation Committee are (a) to establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs, (b) review and approve corporate goals and objectives relevant to the compensation of our chief executive officer, evaluate the chief executive officer’s performance in light of those goals and objectives and either as a committee or together with the other independent directors (as directed by the Board) to determine and approve the compensation of our chief executive officer based upon that evaluation, (c) to make recommendations to the Board with respect to the compensation of executive officers other than the chief executive officer, (d) to make determinations under our incentive compensation plans, including equity-based plans, (e) to approve any new equity compensation plan or material changes to an existing plan, (f) in consultation with management, to oversee regulatory compliance with respect to compensation matters, (g) to make recommendations to the Board with respect to any severance or similar termination payments to current or former executives, and (h) to prepare a report on executive compensation required by the rules and regulations of the SEC. The Compensation Committee also administers our Employee Stock Plan and our Long-Term Incentive Plan. The text of our Compensation Committee charter is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. During 2004, the Senior Officer Compensation Subcommittee of the Compensation Committee had exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company’s Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company’s other most senior employees.
Our Board of Directors has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the New York Stock Exchange.
Committee members: Messrs. Hochman (Chairman), Ryan and Tese. John Tatta was a member until April 2004.
Meetings in 2004: 22
Senior Officer Compensation Subcommittee members in 2004: Messrs. Hochman and Tese
Meetings in 2004: 21

Proxy Statement 2005 — Cablevision
The Executive Committee
The Executive Committee has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.
Committee members: Messrs. James L. Dolan (Chairman) and Hochman.
Meetings in 2004: 1
Other Committees
In addition to standing committees, the Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by a Special Committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on transactions with members of the Dolan family, and generally refers all such transactions to the Special Committee or the Compensation Committee for its approval.
Absence of Nominating Committee
We do not have a nominating committee. We decided that it was not appropriate to have a nominating committee because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board. We believed that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B common stock under our Amended and Restated Certificate of Incorporation. Instead, the Board decided to provide a mechanism in our Corporate Governance Guidelines referred to below for the nominees for election as directors by the holders of our Class A common stock and by the holders of our Class B common stock. The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A directors shall be recommended to the Board by the Class A directors then in office. Nominees for election as Class B Directors shall be recommended to our Board by the Class B directors then in office.
On March 2, 2005, Charles F. Dolan and other holders of shares representing in the aggregate a majority of the outstanding Class B common stock, acting by written consent, removed three of our Class B directors from office (William J. Bell, Sheila A. Mahony and Steven Rattner) and appointed four new Class B directors (Rand V. Aroskog, Frank J. Biondi, John C. Malone and Leonard Tow) to fill the vacancies created by those removals and a vacancy created by the death of John Tatta, a Class B director, in February 2005. On March 7, 2005, the Class B directors then in office appointed Brian G. Sweeney to fill the last remaining Class B director vacancy.
On March 7, 2005, the Company was named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware. The action was brought derivatively on behalf of the Company and names as additional defendants Charles F. Dolan, Rand V. Araskog, Frank J. Biondi, John C.

Proxy Statement 2005 — Cablevision
Malone and Leonard Tow and certain other holders of the Company’s Class B Common Stock. The complaint challenges the actions of Charles F. Dolan, as the controlling Class B shareholder of the Company, in purporting to remove the three Board members and replace them with the four new directors, and seeks, among other things, to rescind the purported appointment of the new directors; rescind the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restore them to their positions as directors.
On March 31, 2005, Charles F. Dolan sent a letter to each member of the Company’s Board informing them of his intention to propose at its April 18, 2005 meeting that the size of the Board be reduced from 15 to 12 members and that the number of Class A directors be reduced from six to three. He stated his expectation that the Class A directors would nominate three (rather than six) candidates as Class A directors, representing 25% of the members of the Board. After discussions with various of the directors, Mr. Dolan decided that he would not propose a reduction in the size of the Board. Thereafter, the Class A directors recommended to the Board the six nominees for election as Class A directors set forth above and the Class B directors recommended to the Board the nine nominees for election as Class B directors set forth above. The Board then approved all of the nominees recommended for election by the Class A directors and by the Class B directors.
Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our businesses;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.
The Class A directors will evaluate possible candidates to recommend to the Board for nomination as Class A directors and suggest individuals for the Board to explore in more depth. The Board will consider nominees for Class A directors recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2006 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with

Proxy Statement 2005 — Cablevision
the other information required by our By-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714 not less than 60 nor more than 90 days prior to the date of our 2006 annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed.
The Class B directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B directors do not intend to consider unsolicited suggestions of nominees. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B directors.
Corporate Governance Guidelines
Our Board of Directors has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.
Executive Sessions of Non-management Board Members
Under our Corporate Governance Guidelines, our directors who are not also officers of our Company or any of its affiliates (“Non-management directors”) meet at least quarterly in executive sessions. If the Non-management directors include any directors who are not independent under the New York Stock Exchange rules, the independent directors are to meet in executive sessions at least semi-annually. The Non-management directors will rotate as the presiding director at these executive sessions. Only a Non-management director who is also independent under the New York Stock Exchange Rules will preside at an executive session of the independent directors.
Communicating with Our Directors
Our Board has adopted policies designed to allow shareholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the Non-management directors as a group should send communications in writing to Chairman of the Audit Committee, Cablevision Systems Corporation, c/o Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. Any person, whether or not an employee, who has a concern with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for this purpose at 1-888-310-6742. The information for communicating with the Audit Committee and Non-

Proxy Statement 2005 — Cablevision
management directors is also available on our website at www.cablevision.com.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics for our directors, officers and employees. A portion of this Code of Ethics also serves as a code of ethics for our senior financial officers. Among other things, our Code of Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, confidentiality, corporate opportunities, fair dealing, protection and proper use of assets and equal employment opportunity and harassment. The full text of the code is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Proxy Statement 2005 — Cablevision
PROPOSAL 2 (Item 2 on Proxy Card)

Ratification of KPMG LLP as independent accountants
The Audit Committee of the Board has approved KPMG LLP (“KPMG”) to audit our financial statements for 2005. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.
The Board recommends you vote FOR this proposal.
KPMG LLP Information
The following table presents fees for professional audit services rendered by KPMG for: (1) the audit of the Company’s annual financial statements for 2003 and 2004, (2) audits of internal control over financial reporting for 2004, (3) reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2003 and 2004, (4) and fees for other services rendered by KPMG.

	2003	2004

	(in thousands)
Audit Fees	$7,496	$12,957
Audit Related Fees(1)	2,803	5,270
Tax Fees(2)	2,085	869

Total fees	$12,384	$19,096

(1)	Audit related fees consisted principally of services relating to the proposed spin of Rainbow Media Enterprises, Inc., a subsidiary of the Company, audits of certain subsidiary financial statements, filings with the Securities and Exchange Commission, and internal control documentation assistance.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.
The Audit Committee’s policy requires that the Committee pre-approve audit and non-audit services performed by the independent accountants. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Committee.
EXECUTIVE COMPENSATION
Report of Compensation Committee on Executive Compensation
The Compensation Committee has three members, Richard H. Hochman, Vincent Tese and John R. Ryan, none of whom are an employee of the Company.
Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management’s ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.
Compensation Philosophy
The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

•	First, the majority of the annual and long-term compensation for the Company’s senior executive officers

Proxy Statement 2005 — Cablevision

should be at risk, with actual compensation levels correlating with the Company’s actual performance in certain key areas determined by the Committee.

•	Second, over time, incentive compensation of the Company’s senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation and equity ownership requirements will be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders’ interests.

•	Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.
We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.
We utilize an independent outside compensation consultant to evaluate how well the Company’s executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.
Compensation Elements
Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company’s need to attract, retain, motivate and reward highly-qualified executives.
The four principal compensation elements are:
Base Salaries
Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive’s experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles F. Dolan, James L. Dolan, William J. Bell, Hank J. Ratner and Thomas M. Rutledge contain minimum salary levels.
Annual Incentives
Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Committee reviews and approves all performance measures and goals estab-

Proxy Statement 2005 — Cablevision
lished under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. James L. Dolan, Hank J. Ratner, Thomas M. Rutledge, William J. Bell and Thomas C. Dolan for 2004 were awarded on the basis of assessments of each executive’s performance in the context of the Company’s having exceeded its performance goals and objectives for the year.
Long-Term Incentives
We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. Certain senior executives have also received performance retention awards under the LTIP, which awards provided that the executive could request an interest-free loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on real property owned by the executive. Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted. Pursuant to this program, the following executive officers had $3 million loans outstanding since prior to January 1, 2003: Messrs. James L. Dolan and Ratner. Mr. John Bier had a $1.5 million loan. The performance targets of these awards have been satisfied. The awards vest over a seven-year period ending on September 25, 2007. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and by providing competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, consolidated gross revenue, costs, results relative to budget, cash flow, cash flow margin, earnings before interest, taxes, depreciation and amortization (EBITDA) and growth in the Company’s private market value.
Benefits
Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems, which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.
Evaluation Procedure
In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the President and Chief Executive Officer, the Vice Chairman, the Executive Vice Presidents and the independent outside compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.
Our independent outside compensation consultant has confirmed that compensation paid in 2004 to the named officers is consistent with the Company’s compensation philosophy and objectives.
CEO Compensation
Decisions regarding the 2004 compensation of the President and Chief Executive Officer,

Proxy Statement 2005 — Cablevision
James L. Dolan, were the responsibility of the Compensation Committee. The base salary of Mr. Dolan for 2004 remained at $1,600,000. Mr. Dolan’s base salary has not been increased since January 1, 2001. Mr. Dolan earned a bonus in 2004 of $4,800,000. This bonus reflected the Company’s performance in exceeding virtually all of its plans, goals and objectives for the year and the leadership role Mr. Dolan played in the Company’s achievements throughout the year. In evaluating and determining Mr. Dolan’s compensation, the Committee and its independent outside compensation consultant compared the Company’s compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Index contained in the Cablevision NY Group Stock Performance Graph. Based on this review, the Committee determined that the compensation paid to Mr. Dolan for 2004 was appropriate.
Deductibility of Certain Executive Compensation
Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation”. Our policy is to design the short-term and long-term incentive compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Although it is the Company’s intent to qualify compensation for the exemption from the deduction limitations, the Company’s compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.
Members of the Compensation Committee
Richard H. Hochman                  John R. Ryan                  Vincent Tese

Proxy Statement 2005 — Cablevision
EXECUTIVE COMPENSATION
These tables show the compensation of the Company’s Chief Executive Officer and the four other most highly paid executives. See the Compensation Committee report beginning on page 14 for an explanation of our compensation philosophy.
Summary Compensation Table

					Long Term
			Annual Compensation		Compensation Awards

						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	LTIP	All Other
Name/ Principal Position	Year	Salary($)	Bonus($)	Compensation(1)	Award($)(2)	SARs(#)(3)	Payouts(4)	Compensation($)(5)

James L. Dolan	2004	1,600,000	4,800,000	234,426	1,227,600	120,000	—	281,330
Chief Executive Officer,	2003	1,600,000	2,800,000	177,817	11,614,324	250,000	—	281,897
President & Director	2002	1,600,000	—	177,983	—	—	—	271,882

Hank J. Ratner	2004	1,249,423	3,200,000	90,109	1,023,000	100,000	1,155,009	268,086
Vice Chairman	2003	1,087,019	2,000,000	—	8,731,818	150,000	—	423,656
	2002	800,000	950,000	—	—	—	660,614	354,792

Thomas M. Rutledge	2004	1,248,269	3,200,000	121,293	1,023,000	100,000	—	86,752
Chief Operating Officer	2003	1,057,692	1,500,000	92,530	5,326,983	115,000	—	68,654
	2002	942,308	—	183,433	—	—	—	1,000,000

William J. Bell(6)	2004	1,000,000	2,000,000	—	—	—	3,000,000	7,054,291
Vice Chairman & Director	2003	1,000,000	1,345,000	—	4,899,185	—	—	381,537
	2002	1,000,000	—	—	—	—	—	371,426

Thomas C. Dolan(6)	2004	1,041,154	1,528,464	—	—	—	424,120	78,006
Executive Vice President	2003	550,000	425,000	—	1,533,382	—	—	153,345
& Director	2002	550,000	—	—	—	—	216,207	141,945

(1)	The Company provides a variety of personal benefits to our executive officers. These benefits include personal use of Company aircraft, personal use of Company supplied car service, home security, and use of the Company’s travel department to arrange for personal travel. In accordance with SEC requirements, we have omitted disclosure for executive officers whose Other Annual Compensation was less than $50,000 in a year. We have set forth below information on the incremental cost to the Company of providing specified benefits in cases where the incremental cost of the benefit represented more than 25% of the aggregate cost of all such benefits to the executive officer in that year. The Company maintains an executive security program covering Messrs. James Dolan and Ratner due to business related security concerns. The program includes arrangements for home security and air travel. The program also includes a Company supplied car and driver for Mr. James Dolan.

For 2004, includes (i) the incremental cost of personal use of the Company’s aircraft: Mr. James L. Dolan — $195,979; Mr. Ratner — $60,769 and Mr. Rutledge — $120,762; and (ii) the cost to the Company of home security: Mr. Ratner — $26,950.

For 2003, includes the incremental cost of personal use of the Company’s aircraft: Mr. James L. Dolan — $134,958 and Mr. Rutledge — $92,430.

For 2002, includes the incremental cost of personal use of the Company’s aircraft: Mr. James L. Dolan — $160,991 and Mr. Rutledge — $183,433.

Members of the immediate family of Messrs. James L. Dolan and Thomas C. Dolan are employed by the Company. Information on these individuals and their compensation by the Company is set forth below under “Certain Relationships and Related Transactions.”

(2)	This column shows the market value of restricted stock on the date of grant. Includes restricted stock issued in March 2003 (vesting over a four-year period ending in 2007) in exchange for stock options that had an exercise price of more than $20.00 and stock appreciation rights that were issued in conjunction with those options.

Proxy Statement 2005 — Cablevision

(3)	Securities underlying options/ SARs granted in 2002 of 430,356 for each of Mr. James L. Dolan and Mr. Bell, 149,812 for Mr. Thomas C. Dolan, 264,366 for Mr. Ratner and 401,908, for Mr. Rutledge were exchanged for restricted shares in March 2003.

(4)	This column reflects the dollar value of all payouts pursuant to long-term incentive plans.

(5)	For 2004, represents the sum of (i) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Cash Balance Pension Plan: Mr. James L. Dolan — $12,300; Mr. Ratner — $12,300; Mr. Rutledge — $14,350; Mr. Bell — $18,450; and Mr. Thomas C. Dolan — $14,350; (ii) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Excess Cash Balance Pension Plan: Mr. James L. Dolan — $83,700; Mr. Ratner — $62,665; Mr. Rutledge — $58,679; Mr. Bell — $71,550; and Mr. Thomas C. Dolan — $58,531; (iii) for Mr. Bell $41,000 credited to him on the books of the Company pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan, (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s 401(k) Plan: Mr. James L. Dolan — $5,125; Mr. Ratner — $6,150; Mr. Rutledge — $6,150; Mr. Bell — $6,150; and Mr. Thomas C. Dolan — $5,125; (v) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s Excess Savings Plan: Mr. James L. Dolan — $0; Mr. Ratner — $31,333; Mr. Rutledge — $4,573; Mr. Bell — $23,850; and Mr. Thomas C. Dolan — $0; (vi) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer: Mr. James L. Dolan — $37,705; Mr. Ratner — $9,248; Mr. Rutledge — $0; Mr. Bell — $82,037; and Mr. Thomas C. Dolan — $0; (vii) for Mr. James L. Dolan, Mr. Ratner and Mr. Bell, $139,500, $101,861, and $31,254, respectively, of imputed interest on the $3,000,000 interest free loans they received for the awards they were granted in 2000 under the Long-Term Incentive Plan; (viii) for Mr. Ratner $41,529 of costs incurred by the Company in obtaining a lien securing the interest free loan made pursuant to the Long-Term Incentive Plan; (ix) for Mr. James L. Dolan, Mr. Ratner and Mr. Rutledge, $3,000 of interest credited to each individual in respect of a deferred compensation plan; and (x) for Mr. Bell $6,780,000 representing a severance payment (in addition, the restricted stock award to Mr. Bell in 2003 fully vested upon finalization of Mr. Bell’s severance agreement in March 2004 and those shares had a value at that time of $6,002,479).

(6)	William J. Bell retired as an executive officer and employee of the Company on December 31, 2004. Mr. Thomas C. Dolan has been on an unpaid leave of absence since April 18, 2005.
Option/ SAR Grants in Last Fiscal Year

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option/SAR Term(2)

		% of Total
	Number of	Options/SARs
	Securities	Granted to	Exercise
	Underlying	Employees in	or Base
	Option/SARs	Fiscal Year	Price	Expiration
Name	Granted(#)(1)	2004	($/Share)	Date	5%($)	10%($)

James L. Dolan	120,000	7.46%	$20.46	10/2/14	1,544,062	3,912,956

Hank J. Ratner	100,000	6.22%	$20.46	10/2/14	1,286,718	3,260,797

Thomas M. Rutledge	100,000	6.22%	$20.46	10/2/14	1,286,718	3,260,797

William J. Bell	—	—	—	—	—	—

Thomas C. Dolan	—	—	—	—	—	—

Proxy Statement 2005 — Cablevision

(1)	Options granted on October 1, 2004 under the Employee Stock Plan. Such options become exercisable in annual installments of 33.33% per year. Vesting of options may be accelerated upon a change of control of the Company (see “Employee Contracts and Severance and Change-In-Control Arrangements” below).

(2)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company’s stock price. In all cases the appreciation is calculated from the award date to the end of the option term.
Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

			Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options/SARs at
			Options/SARs at 12/31/04(#)		12/31/04($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James L. Dolan	116,468	1,794,634	273,882	286,666	2,362,072	1,219,464

Hank J. Ratner	—	—	155,236	200,000	1,157,935	856,000

Thomas M. Rutledge	—	—	38,334	176,666	157,936	759,864

William J. Bell	—	—	119,093	—	967,048	—

Thomas C. Dolan	6,380	98,301	149,749	—	2,603,594	—
Long-Term Incentive Plans — Awards in Last Fiscal Year

			Estimated Future Payouts under
	Number of	Performance or	Non-Stock Price-Based Plans
	Shares,	Other Period
Name/	Units or	Until Maturation
Principal Position	Other Rights	or Payout(1)	Threshold($)	Target($)(1)	Maximum($)

James L. Dolan	N/A	60 to 84 months	—	1,687,501	—

Hank J. Ratner	N/A	60 to 84 months	—	1,687,501	—

Thomas M. Rutledge	N/A	60 to 84 months	—	1,687,501	—

William J. Bell	—	—	—	—	—

Thomas C. Dolan	—	—	—	—	—

(1)	Initial amount of $500,000 was awarded in October 2004. The award accrues an additional amount that is credited on each anniversary date equal to the lesser of 20% of annual base salary in effect on the applicable anniversary date, and $150,000. The award amount will earn interest at the rate of 2.40% per annum for the period ending on September 30, 2005. For each subsequent twelve-month period included within the period ending on September 30, 2011, the award amount will earn interest at the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding the first day (i.e., October 1st) of such twelve-month period. Interest shall be added to the award amount on a quarterly basis commencing on January 1, 2005 and continuing on the first day of each subsequent quarterly period through and including October 1, 2011. The amount of interest added to the award amount on each interest payment date will be calculated by reference to the award amount (including prior award interest) outstanding on the day immediately preceding such interest payment date. The award will be paid in installments, with 50% of the award paid on the fifth anniversary date and 50% of the award paid on the

Proxy Statement 2005 — Cablevision

seventh anniversary date, so long as the recipient has remained in the continuous employ of the Company or one of its affiliates.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	be	Weighted-average	Equity Compensation
	Issued Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)(1)	(b)	(c)

Equity compensation plans approved by security holders:
Cablevision NY Group Class A common stock	8,175,792	$19.29	21,595,796

Equity compensation plans not approved by security holders	—	—	—

Total	8,175,792	$19.29	21,595,796

(1)	Includes the following plans: the 1985 Stock Plan, the Employee Stock Plan and the Non-Employee Director Stock Option Plan. Does not include 6,347,151 shares of restricted stock issued under those plans which were not yet vested at December 31, 2004.
Defined Benefit Pension Plan
The Company’s Nonqualified Supplemental Benefit Plan (“Supplemental Plan”) provides actuarially determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation (“CSSC”). CSSC, which is wholly owned by Charles F. Dolan and Helen Dolan, provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.
The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Internal Revenue Code (the maximum in 2004 was $165,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.
The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of

Proxy Statement 2005 — Cablevision
the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons Mr. James L. Dolan, $0; Mr. Ratner, $0; Mr. Rutledge, $0; Mr. Bell, $111,021; Mr. Thomas C. Dolan $0.
Report of Audit Committee
A role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically approved by the Audit Committee or a member thereof.
Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
Members of the Audit Committee

Thomas V. Reifenheiser	Richard H. Hochman	Victor Oristano	John R. Ryan	Vincent Tese

Proxy Statement 2005 — Cablevision
Cablevision NY Group Stock
Performance Graph
The chart below compares the performance of the Company’s Cablevision NY Group Class A common stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A common stock prices from December 31, 1999 through December 31, 2004. The chart has been adjusted for the distribution of the Rainbow Media Group Class A tracking stock on March 29, 2001 and subsequent exchange of the Rainbow Media Group Class A tracking stock for shares of Cablevision NY Group Class A common stock on August 20, 2002. As required by the Securities and Exchange Commission, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index for 2004: Charter Communications, Inc., Comcast Corporation, Cox Communications, Inc. (through December 8, 2004 after which date Cox Communications was no longer a public reporting company), Insight Communications Inc. and Mediacom Communications Corporation. The chart assumes $100 was invested on December 31, 1999 in each of the Company’s Cablevision NY Group Class A common stock, the Russell 3000 Index and in a Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.
FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
FOR CABLEVISION NY GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

CABLEVISION NY GROUP CLASS A COMMON STOCK	100	113	74	26	37	39
RUSSELL 3000 INDEX	100	93	82	64	84	94
PEER GROUP	100	87	76	46	63	63

Proxy Statement 2005 — Cablevision
Rainbow Media Group Stock
Performance Graph
The chart below compares the performance of the Company’s Rainbow Media Group Class A tracking stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Rainbow Media Group Class A tracking stock prices for the period from March 30, 2001 (the date Rainbow Media Group Class A tracking stock commenced trading on the New York Stock Exchange) through August 20, 2002, (the date that Rainbow Media Group Class A tracking stock was exchanged for shares of Cablevision NY Group Class A common stock). The Peer Group Index is made up of companies that engage in cable programming operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Viacom, Inc., Fox Entertainment Group, Inc., Liberty Media Corporation, The E.W. Scripps Company and The Walt Disney Company. The chart assumes $100 was invested on March 30, 2001 in each of the Company’s Rainbow Media Group Class A tracking stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.
2001-2002
CUMULATIVE TOTAL STOCKHOLDER RETURN
FOR RAINBOW MEDIA GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

RAINBOW MEDIA GROUP CLASS A TRACKING STOCK	100	99	78	95	95	34	36
RUSSELL 3000 INDEX	100	107	90	101	102	89	84
PEER GROUP	100	114	77	92	97	84	78

Proxy Statement 2005 — Cablevision
Employment Contracts and Severance and Change-In-Control Arrangements
Charles F. Dolan has an employment agreement with the Company, which expired in January 2005, and was automatically renewed until January 2006. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan’s estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.
Under the applicable award agreements, vesting of the bonus award shares, restricted shares, stock options and stock appreciation rights granted to employees, including Messrs. James L. Dolan, Ratner and Rutledge, under the Company’s Employee Stock Plan and its predecessor plans may be accelerated, in certain circumstances, upon a “change of control” of the Company. A “change of control” is defined as the acquisition by any person or group, other than Charles F. Dolan or members of his immediate family (or trusts for the benefit of Charles F. Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, restricted shares, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of common stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.
The Cablevision CHOICE Severance Pay Plan (previously called the Cablevision Systems Corporation Severance Pay Plan) (the “Plan”) was established by Cablevision Systems Corporation (now known as CSC Holdings, Inc.), effective as of May 1, 1994, and subsequently has been amended to continue to provide for the discretionary payment of severance benefits based on certain circumstances including length of service.
In November 2002, the Company entered into an employment agreement with William J. Bell. The agreement was for a one-year term ending on December 31, 2003, except that by mutual agreement, Mr. Bell could have retired earlier or the term could be extended for additional one-year periods. Under the agreement, if Mr. Bell left the Company (other than for cause) (a) after expiration of the term of the agreement, (b) after a change of control of the Company, or (c) for other specified reasons, he would receive full vesting of all restricted shares granted under the Employee Stock Plan and the right to exercise all options and rights for the remainder of the term of such awards. In addition, the agreement provided that Mr. Bell would receive (i) an annual base salary of at least $1 million, (ii) an annual bonus, and (iii) if he leaves the Company (other than for cause) at the times stated in clauses (a), (b) and (c) of the preceding sentence, a severance payment of not less than $30,000 plus three

Proxy Statement 2005 — Cablevision
times the sum of his annual base salary and annual bonus and full vesting and payment of his $3 million contingent performance award under the Company’s Long-Term Incentive Plan. Mr. Bell had the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $500,000. In March 2004, the Company entered into an agreement with Mr. Bell to extend the term of his employment to December 31, 2004. Under the March 2004 agreement, Mr. Bell was provided with an early severance payment of $6.78 million, full vesting of his $3 million contingent performance award under the Company’s Long-Term Incentive Plan, and full vesting of all restricted shares granted under the Employee Stock Plan and the right to exercise all options and rights for the remainder of the term of the awards. The proceeds of the payment of the contingent performance award were used to retire the loan received by Mr. Bell for the award under the Long-Term Incentive Plan. The agreement provided that Mr. Bell would not be entitled to participate in or receive any awards under the Long-Term Incentive Plan for his services to the Company in 2004. The parties also entered into the consulting agreement contemplated by Mr. Bell’s employment agreement. This consulting agreement became effective on January 1, 2005. The consulting agreement continues in effect for three years unless terminated or extended in accordance with its terms. Under the consulting agreement, Mr. Bell is to provide up to 80 hours of services per month and receives payments aggregating $500,000 per year. Mr. Bell will receive additional compensation equal to $4,167 per day for each day in which he performs services in excess of his 80 hour per month commitment. He is also entitled to incentive compensation determined by the Company in its sole discretion. The agreement contains undertakings by Mr. Bell with respect to confidentiality, non-competition and non-hire of Company employees.
In April 2003, the Company entered into an employment agreement with James L. Dolan that is for a four-year term that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1.6 million. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 150% of his annual base salary and a possible range of 0% to 300% of that salary. In connection with this employment agreement, Mr. Dolan received a grant of 250,000 restricted shares and a grant of stock options covering 250,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Dolan also received a performance award covering a two-year period for $3.0 million payable in 2007. The agreement provides severance benefits if Mr. Dolan’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than $40,000 plus three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; full vesting of Mr. Dolan’s $3 million contingent performance award under the Company’s Long-Term Incentive Plan; the elimination of all

Proxy Statement 2005 — Cablevision
restrictions on any outstanding restricted stock awards; the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and the right to enter into a four-year consulting agreement with the Company providing minimum annual payments of $1 million. The agreement includes covenants by Mr. Dolan with respect to non-competition, non-solicitation of employees and confidentiality.
In June 2003, the Company entered into an employment agreement with Hank J. Ratner that is for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Ratner notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Ratner is to receive an annual salary of not less than $1.2 million. Mr. Ratner is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 125% of his annual base salary and a possible range of 0% to 250% of that salary. In connection with this employment agreement, Mr. Ratner received a grant of 150,000 restricted shares and a grant of stock options covering 150,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Ratner also received a performance award covering a two-year period for $2.0 million payable in 2007. The agreement provides severance benefits if Mr. Ratner’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Ratner’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; full vesting of Mr. Ratner’s outstanding incentive and/or performance grants and awards; the elimination of all restrictions on any outstanding restricted stock awards; the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $600,000. The agreement includes covenants by Mr. Ratner with respect to non-competition, non-solicitation of employees and confidentiality. The agreement also provides that if Mr. Ratner’s employment with the Company is terminated (other than for cause) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company.
In June 2003, the Company entered into a retirement agreement with Sheila A. Mahony. Under the agreement, Ms. Mahony received a severance payment of $2.91 million, full vesting and payment of her $3 million contingent performance award under the Company’s Long-Term Incentive Plan, payment of a $513,934 outstanding deferred compensation award and full vesting of all restricted shares granted under the Employee Stock Plan. The proceeds of the payment of the contingent performance award were used to retire the loan received by Ms. Mahony for the award under the Long-Term Incentive Plan. The agreement also provided that Ms. Mahony had the right to enter into a three-year

Proxy Statement 2005 — Cablevision
consulting agreement with the Company providing minimum annual payments of $456,000. A consulting agreement between the Company and Ms. Mahony was entered into upon her March 15, 2004 retirement date. The consulting agreement continues in effect for three years, unless terminated or extended in accordance with its terms. Under the consulting agreement, Ms. Mahony is to provide up to 80 hours of services per month. Ms. Mahony will receive additional compensation equal to $3,800 per day for each day in which she performs services in excess of her 80 hour per month commitment. She is also entitled to incentive compensation determined by the Company in its sole discretion. The agreement contains undertakings by Ms. Mahony with respect to confidentiality, non-competition and non-hire of Company employees.
In June 2003, the Company entered into an employment agreement with Thomas M. Rutledge that is for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Rutledge notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Rutledge is to receive an annual salary of not less than $1.1 million. Mr. Rutledge is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 105% of his annual base salary and a possible range of 0% to 210% of that salary. In connection with this employment agreement, Mr. Rutledge received a grant of 115,000 restricted shares and a grant of stock options covering 115,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Rutledge also received a performance award covering a two-year period for $2.0 million payable in 2007. The agreement provides severance benefits if Mr. Rutledge’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Rutledge’s annual base salary and his annual target bonus as in effect at that time; full vesting of Mr. Rutledge’s outstanding incentive and/or performance grants and awards; the elimination of all restrictions on any outstanding restricted stock awards; immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $550,000. The agreement includes covenants by Mr. Rutledge with respect to non-competition, non-solicitation of employment and confidentiality. The agreement also provides that if Mr. Rutledge’s employment is terminated (other than for cause) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company.
In March 2005, the Company amended the existing employment agreements of certain employees including Messrs. James L. Dolan, Ratner and Rutledge to address a recently enacted change in the Internal Revenue Code that would result in the imposition of an additional tax on the employee as a result of payment under the agreements. The amendment to each employment agreement addresses this tax law change by delaying any severance payment by up to six months and, if such delay

Proxy Statement 2005 — Cablevision
occurs, requiring payment into a “rabbi trust” for the benefit of the affected employee. The amendment does not change the amount of the payments under any employment agreement.
In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Policy (the “Policy”). Under the Policy, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James L. Dolan and Ratner, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer’s policy as in effect immediately prior to the change of control.
Compensation Committee Interlocks and Insider Participation
As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Hochman, Tese and Ryan. (See “Report of Compensation Committee.”) Mr. Hochman, Mr. Tese and Mr. Ryan are not employees of the Company.
Certain Relationships and Related Transactions
Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.
John Tatta was a director and a consultant to the Company during 2004 and until his death in February 2005. Under the terms of the consulting agreement, Mr. Tatta agreed to devote up to one-half of his working time to providing consulting services to the Company. He was entitled to an annual consulting fee of $350,000. He was also entitled to life insurance on his life and the life of his spouse, with the Company paying the premiums, which amounted to $58,236 in 2004. The Compensation Committee paid Mr. Tatta a cash bonus of $550,000 in 2005 with respect to his services during 2004. The Company also provided Mr. Tatta and his family personal use of the Company’s aircraft, personal use of a car and driver and personal use of the Company’s travel department personnel at an incremental cost to the Company of $17,801, $57,660 and $2,536, respectively, in 2004.
Sheila A. Mahony served as a director of the Company until March 2, 2005 and as Executive Vice President, Communications, Government and Public Affairs, of the Company until her retirement in March 2004. She has been a consultant to the Company since March 2004. Ms. Mahony earned a base salary of $125,000 and earned consulting fees of $348,378 in 2004. The Company also provided Ms. Mahony personal use of the Company’s travel department personnel at an incremental cost to the Company of $287 in 2004. The terms of Ms. Mahony’s consulting arrangements are discussed under “Employment Contracts and Severance and Change in Control Arrangements.”
Charles F. Dolan, a director and Chairman of the Company earned a base salary of $1,600,000 in 2004. The Company also provided Mr. Dolan and his family personal use of the Company’s aircraft, personal use of a car and driver, home security, and personal use of the Company’s travel department personnel at an incremental cost to the Company of $17,326, $84,600, $3,693 and $431, respectively, in 2004. Mr. Dolan is covered by an executive security program which includes arrangements for home security, air travel and a Company supplied car and driver. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas

Proxy Statement 2005 — Cablevision
C. Dolan and Marianne Dolan Weber and father-in-law of Brian G. Sweeney.
Patrick F. Dolan, a director of the Company and the President of News 12 Networks of the Company, earned a base salary of $225,538 and a bonus of $88,000 in 2004. The bonus was paid in 2005. Patrick F. Dolan is the son of the Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.
Brian G. Sweeney, a director of the Company and the Company’s Senior Vice President — eMedia, earned a base salary of $534,596 and a bonus of $283,000 in 2004. The bonus was paid in 2005. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Thomas C. Dolan, Patrick F. Dolan and Marianne Dolan Weber.
Rosemary E. Aigner is employed by the Company as an executive secretary. Ms. Aigner is the mother-in-law of James L. Dolan. She earned a base salary (including overtime) of $80,756 and a bonus of $2,052 in 2004.
Kristin Aigner Dolan is a Senior Vice President — Consumer Product Management of the Company. Ms. Dolan earned a base salary of $279,342 and a bonus of $162,000 in 2004. The bonus was paid in 2005. Kristin Aigner Dolan is the spouse of James L. Dolan, the daughter-in-law of Charles F. Dolan and the sister-in-law of Thomas C. Dolan, Patrick F. Dolan and Marianne Dolan Weber.
Philip DeCabia is a Senior Vice President — Sales and Service of Cablevision Lightpath, Inc., a subsidiary of the Company. Mr. DeCabia earned a base salary of $292,334 and a bonus of $137,000 in 2004. The bonus was paid in 2005. Mr. DeCabia is the son-in-law of John Tatta who served as a director of the Company until his death in February 2005.
Edward Atwood is a Vice President Multimedia of the Company. Mr. Atwood earned a base salary of $211,653 and a bonus of $67,000 in 2004. The bonus was paid in 2005. Mr. Atwood is the brother-in-law of Charles F. Dolan.
The Company holds a 49.9% voting interest and certain preferential distribution rights in Northcoast Communications, a wireless personal communications services (“PCS”) provider that held licenses to provide service in certain markets including Cleveland, Ohio. In May 2003, Northcoast Communications sold substantially all of its PCS licenses to Verizon Wireless for approximately $763 million. In July 2004, Northcoast Communications sold its Cleveland PCS business to an unaffiliated entity. The Company’s investment in Northcoast Communications was zero at December 31, 2004. Northcoast Communications is controlled by John Dolan, a nephew of Charles F. Dolan and a cousin of James L. Dolan, the Company’s Chairman and Chief Executive Officer, respectively.
Through December 14, 2004, the Company subleased an aircraft to an entity owned by Charles F. Dolan (“Dolan entity”). The sublease provided that the Dolan entity was responsible for all costs of ownership and operation of the aircraft, subject to early termination by the Dolan entity or by the Company under certain circumstances. The operation of the aircraft was managed by the Company for the Dolan entity for an annual management fee and reimbursement of certain costs and expenses. The Dolan entity paid the Company approximately $5.3 million for the sublease and management of the aircraft in 2004. The sublease and management arrangements terminated on December 14, 2004 as a result of the exercise by the Dolan entity of its termina-

Proxy Statement 2005 — Cablevision
tion rights. In addition, through an interchange agreement, during the term of the sublease agreement the Company had the right to use the aircraft subleased by the Dolan entity, and the Dolan entity had the right to use a similar aircraft leased by the Company from an unrelated third party, through the exchange of equal flight hours of usage on their respective aircraft and reimbursement of certain expenses by the Dolan entity. In 2004, the Dolan entity was responsible for reimbursing the Company approximately $15,500 for such expenses. At the time the sublease terminated, the Company had used the aircraft subleased to the Dolan entity for substantially more flight hours in 2004 than the Dolan entity had used the aircraft leased by the Company. In lieu of the Company reimbursing the Dolan entity approximately $370,000 for the imbalance incurred in 2004, and in exchange for the Dolan entity reimbursing the Company approximately $375,000 for amounts the Company paid to the Dolan entity for prior year imbalances, the interchange agreement was extended to permit the Dolan entity to continue using the Company’s aircraft until there is no longer any imbalance. The Company and the Dolan entity also agreed to reduce the number of hours comprising the imbalance. Either the Company or the Dolan entity may terminate the interchange agreement at any time, with any then remaining imbalance reimbursed in accordance with the interchange agreement.
The Company has time sharing agreements with an entity owned by Charles F. Dolan pursuant to which that entity may use helicopters owned by the Company and reimburses the Company for the usage. That entity paid the Company approximately $12,600 for usage of the helicopters in 2004. The Company has aircraft lease agreements with entities owned by Charles F. Dolan and Patrick F. Dolan pursuant to which the Company may lease aircraft owned by those entities and reimburses the entities for the usage. The Company paid the entities approximately $2,100 and $16,300, respectively, for usage of the aircraft in 2004. The Company also provides aircraft management services for those aircraft for a monthly management fee and reimbursement of certain costs and expenses. The entities paid the Company approximately $17,100 and $134,500, respectively, for management of the aircraft in 2004. The Company leases excess hangar space to an entity owned by Charles F. Dolan for a monthly fee. That entity paid the Company approximately $14,700 for lease of the hangar space in 2004.
Certain cable television programming content is produced for a subsidiary of the Company by a production company, which is owned by members of the Dolan family, including Charles F. Dolan and James L. Dolan. The Company paid the production company approximately $154,561 for its services in 2004.
Fox Sports Net Ohio, a regional sports network in which the Company had a 60% interest until April 2005 through its Rainbow Media Holdings, LLC’s subsidiary, and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all Indians games. Aggregate payments under the agreement from Fox Sports Net Ohio to the Indians are approximately $50 million. The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan, Patrick

Proxy Statement 2005 — Cablevision
F. Dolan and Marianne Dolan Weber. Management control of the Indians is held by Lawrence Dolan.
On February 10, 2005, the Company entered into a letter of intent under which VOOM HD, LLC, a private company formed by certain holders of the Company’s Class B common stock, including Charles F. Dolan and Thomas C. Dolan, would acquire from the Company, the business, assets and liabilities of the Company’s Rainbow DBS subsidiary that were not included in the agreement, dated January 20, 2005 between Rainbow DBS and a subsidiary of EchoStar Communications Corp. In consideration, VOOM HD LLC was to assume, and indemnify the Company against, substantially all of the liabilities of the Rainbow DBS business existing at the closing or thereafter incurred. The parties’ obligations under the letter of intent were subject to the execution of a definitive agreement by February 28, 2005. No definitive agreement was entered into by that date and the letter of intent expired.
On March 8, 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan, pursuant to which the parties agreed to work cooperatively to finalize the separation of the Company’s Rainbow DBS subsidiary from the Company. In anticipation of being able to reach an agreement for the acquisition of the Rainbow DBS business, Charles F. Dolan agreed to fund any Rainbow DBS expenditures above those that would have been incurred under a shutdown scenario. Charles F. Dolan was required to fund those expenditures by providing to the Company cash or shares of the Company’s common stock in advance of the Company making any expenditures above those contemplated in the shutdown budget. Similarly, if Rainbow DBS made any new commitments or other agreements, the Company would segregate cash or shares received from Charles F. Dolan to pay the costs associated with those actions. In March 2005, Charles F. Dolan deposited $15 million with the Company. The agreement terminated on March 31, 2005. Final settlement of amounts owed by Mr. Dolan, if any, is in process.
From time to time, certain services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. The Company receives reimbursement for the costs of these services.
Conflicts of Interest
Charles F. Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:
Business Opportunities. Charles F. Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems, which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefore or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefore or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other

Proxy Statement 2005 — Cablevision
than the Company, may conflict with his interest in the Company.
Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2004, substantially all of Mr. Dolan’s professional time was devoted to the business of the Company.
In the event that Charles F. Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefore, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company. Neither Charles F. Dolan nor any family interest currently owns interests in any cable television system or franchise therefore, other than through the Company.
The Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by a Special Committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on transactions with members of the Dolan family, and generally refers all such transactions to the Special Committee or the Compensation Committee for its approval.

Proxy Statement 2005 — Cablevision
OUR EXECUTIVE OFFICERS
Our executive officers as of April 29, 2005 are:

Charles F. Dolan(1)	Chairman
James L. Dolan(1)	Chief Executive Officer and President
Hank J. Ratner	Vice Chairman
Thomas M. Rutledge	Chief Operating Officer
Michael P. Huseby	Executive Vice President and Chief Financial Officer
Thomas C. Dolan(2)	Executive Vice President and Chief Information Officer
Wilton Hildenbrand	Executive Vice President, Engineering and Technology
Jonathan D. Schwartz	Executive Vice President and General Counsel
Victoria D. Salhus	Senior Vice President, Deputy General Counsel and Secretary
John Bier	Senior Vice President and Treasurer
Wm. Keith Harper	Senior Vice President, Controller and Principal Accounting Officer

(1)	Biographies of Messrs. Charles F. Dolan and James L. Dolan are on page 4 of this proxy statement.

(2)	Mr. Thomas C. Dolan has been on an unpaid leave of absence since April 18, 2005.

•	HANK J. RATNER, 46, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings LLC, a subsidiary of the Company, since June 2002. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since November 2003. Director of Rainbow Media Holdings, Inc. from April 1997 to September 2003. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President & Secretary of Rainbow Media Holdings, Inc., a subsidiary of the Company, from October 1997 to October 1998. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from July 1993 to October 1997.

•	THOMAS M. RUTLEDGE, 51, Chief Operating Officer of the Company since April 2004. President, Cable and Communications of the Company from January 2002 to April 2004. President of Time Warner Cable from August 2001 to October 2001. Senior Executive Vice President of Time Warner Cable from April 1999 to August 2001.

•	MICHAEL P. HUSEBY, 50, Executive Vice President and Chief Financial Officer of the Company since August 2004. Executive Vice President and Chief Financial Officer of Charter Communications, Inc. from January 2004 to August 2004. Consultant to Comcast Corporation and to Charter Communications, Inc. as President and founder of MPH Associates Inc. from January 2003 to January 2004. Executive Vice President and Chief

Proxy Statement 2005 — Cablevision

Financial Officer of AT&T Broadband from January 2000 to December 2002. Prior to joining AT&T, Mr. Huseby was a Partner in the professional services firm of Andersen Worldwide for ten years.

•	THOMAS C. DOLAN, 52, Director since 1998. Executive Vice President and Chief Information Officer of the Company since October 2001. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan, James L. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

•	WILTON HILDENBRAND, 57, Executive Vice President, Engineering and Technology of the Company since January 2000. Senior Vice President of Engineering and Technology of the Company from January 1998 to January 2000.

•	JONATHAN D. SCHWARTZ, 43, Executive Vice President and General Counsel since August 2003. Senior Vice President and Deputy General Counsel for Time Warner Inc. from August 2002 to July 2003. General Counsel for Napster, Inc. from May 2001 to August 2002. Associate Deputy Attorney General and Principal Associate Deputy Attorney General at the United States Department of Justice from April 1997 to May 2001.

•	VICTORIA D. SALHUS, 55, Senior Vice President, Deputy General Counsel and Secretary since June 2003. Senior Vice President and Deputy General Counsel from January 2002 to June 2003. Vice President and Associate General Counsel from May 1999 to January 2002.

•	JOHN BIER, 60, Senior Vice President and Treasurer of the Company since April 2004. Senior Vice President, Treasury from January 2000 to April 2004.

•	WM. KEITH HARPER, 50, Senior Vice President, Controller and Principal Accounting Officer of the Company since October 2004. Partner in KPMG LLP from June 2002 to December 2003. Partner in Arthur Andersen LLP from September 1992 to June 2002.

Proxy Statement 2005 — Cablevision
STOCK OWNERSHIP TABLE
This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”) and Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of April 4, 2005 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class based upon filings made by those persons with the SEC on or prior to April 4, 2005.

				Combined
				Voting Power
				of all Classes
				of Stock
	Title of	Beneficial	Percent	Beneficially
Name and Address	Stock Class(1)	Ownership(1)(2)	of Class	Owned(1)(2)

Dolan Family Group(3)	CNYG Class A Stock CNYG Class B Stock	3,087,016 65,705,742	1.4% 100%	75.1%

Charles F. Dolan(3)(4)(5)(7)(19)	CNYG Class A Stock	1,561,706	*
1111 Stewart Avenue	CNYG Class B Stock	30,219,148	46.0%	34.5%
Bethpage, NY 11714

Helen A. Dolan(3)(4)(5)(6)(7)(19)	CNYG Class A Stock	1,561,706	*
1111 Stewart Avenue	CNYG Class B Stock	30,219,148	46.0%	34.5%
Bethpage, NY 11714

Charles F. Dolan 2004 Grantor Retained	CNYG Class A Stock	—	*
Annuity Trust(3)(7)	CNYG Class B Stock	5,500,000	8.4%	6.3%
340 Crossways Park Drive
Woodbury, NY 11797

Gabelli Asset Management, Inc.(8)	CNYG Class A Stock	22,608,000	10.2%	2.6%
GAMCO Investors, Inc.(8)	CNYG Class B Stock	—	—
One Corporate Center
Rye, NY 10580

Comcast Corporation(9)	CNYG Class A Stock	14,533,487	6.5%	1.7%
Comcast Cable Communications Holdings, Inc.(9)	CNYG Class B Stock	—	—
1500 Market Street
Philadelphia, PA 19102-2148
Comcast ABB CSC Holdings, Inc.(9)
1201 North Market Street, Suite 1405
Wilmington, DE 19801

Proxy Statement 2005 — Cablevision

				Combined
				Voting Power
				of all Classes
				of Stock
	Title of	Beneficial	Percent	Beneficially
Name and Address	Stock Class(1)	Ownership(1)(2)	of Class	Owned(1)(2)

Goldman Sachs Asset Management, L.P.(10)	CNYG Class A Stock	17,456,601	7.9%	2.0%
32 Old Slip	CNYG Class B Stock	—	—
New York, NY 10005

Capital Group International, Inc.(11)	CNYG Class A Stock	22,697,930	10.2%	2.6%
Capital Guardian Trust Company(11)	CNYG Class B Stock	—	—
11100 Santa Monica Blvd
Los Angeles, CA 90025

Citigroup Inc.(12)	CNYG Class A Stock	27,943,354	12.6%	3.2%
399 Park Avenue	CNYG Class B Stock	—	—
New York, NY 10043
Citigroup Global Markets Inc.(12)
Citigroup Global Markets Holdings Inc.(12)
Citigroup Financial Products Inc.(12)
388 Greenwich Street
New York, NY 10013

James L. Dolan(3)(13)(14)(19)(30)(42)	CNYG Class A Stock	980,790	*
	CNYG Class B Stock	3,889,715	5.9%	4.5%

Hank J. Ratner (15)(19)	CNYG Class A Stock	650,138	*
	CNYG Class B Stock	—	—	*

Thomas M. Rutledge (19)	CNYG Class A Stock	372,188	*
	CNYG Class B Stock	—	—	*

Thomas C. Dolan(3)(16)(19)(29)(41)	CNYG Class A Stock	186,754	*
	CNYG Class B Stock	3,707,834	5.6%	4.2%

Patrick F. Dolan(3)(17)(19)(28)(40)	CNYG Class A Stock	105,913	*
	CNYG Class B Stock	3,604,690	5.5%	4.1%

Rand V. Araskog(20)	CNYG Class A Stock	—	*
	CNYG Class B Stock	—	—	*

Frank J. Biondi, Jr. (20)	CNYG Class A Stock	230	*
	CNYG Class B Stock	—	—	*

Charles D. Ferris(20)	CNYG Class A Stock	107,661	*
	CNYG Class B Stock	—	—	*

Richard H. Hochman(20)	CNYG Class A Stock	114,643	*
	CNYG Class B Stock	—	—	*

Proxy Statement 2005 — Cablevision

				Combined
				Voting Power
				of all Classes
				of Stock
	Title of	Beneficial	Percent	Beneficially
Name and Address	Stock Class(1)	Ownership(1)(2)	of Class	Owned(1)(2)

John C. Malone(20)	CNYG Class A Stock		—	*
	CNYG Class B Stock	—	—	*

Victor Oristano(20)	CNYG Class A Stock	53,418	*
	CNYG Class B Stock	—	—	*

Thomas V. Reifenheiser(20)	CNYG Class A Stock	41,749	*
	CNYG Class B Stock	—	—	*

John R. Ryan(20)	CNYG Class A Stock	41,749	*
	CNYG Class B Stock	—	—	*

Brian G. Sweeney(3)(18)(19)	CNYG Class A Stock	91,835	*
(24)(31)(32)(33)(34)(35)(36)(38)	CNYG Class B Stock	11,739,849	17.9%	13.4%

Vincent Tese(20)	CNYG Class A Stock	66,181	*
	CNYG Class B Stock	—	—	*

Leonard Tow(20)	CNYG Class A Stock	—	*
	CNYG Class B Stock	—	—	*

Marianne Dolan Weber(3)(27)(31)(32)(33)(34)	CNYG Class A Stock	6,381	*
(35)(36)(39)	CNYG Class B Stock	11,627,133	17.7%	13.2%
1111 Stewart Avenue
Bethpage, NY 11714

All executive officers and directors as a group	CNYG Class A Stock	4,935,847	2.2%
(23) persons(3)(4)(5)(6)(7)(13)(14)(15)(16)(17)	CNYG Class B Stock	64,788,369	98.6%	74.2%
(18)(19)(20)(24)(28)(29)(30)(31)(32)
(33)(34)(35)(36)(38)(40)(41)(42)

Paul J. Dolan(3)(21)(22)(30)(31)(32)(33)(34)(36)	CNYG Class A Stock	73,376	*
(37)(42)(43)	CNYG Class B Stock	15,857,194	24.1%	18.0%
100 Corporate Place, Suite 150
Chardon, OH 44024

Kathleen M. Dolan(3)(22)(31)(32)(33)(34)(35)	CNYG Class A Stock	6,381	*
(36)(37)	CNYG Class B Stock	11,739,849	17.9%	13.4%
1111 Stewart Avenue
Bethpage, NY 11714

Proxy Statement 2005 — Cablevision

				Combined
				Voting Power
				of all Classes
				of Stock
	Title of	Beneficial	Percent	Beneficially
Name and Address	Stock Class(1)	Ownership(1)(2)	of Class	Owned(1)(2)

Mary S. Dolan(3)(24)(25)(28)(38)(40)	CNYG Class A Stock	23,937	*
300 So. Riverside	CNYG Class B Stock	7,219,987	11.0%	8.2%
Plaza, Suite 1480
Chicago, IL 60606

Deborah A. Dolan-Sweeney(3)(19)(23)(24)	CNYG Class A Stock	91,835	*
(31)(32)(33)(34)(35)(36)(38)	CNYG Class B Stock	11,739,849	17.9%	13.4%
1111 Stewart Avenue
Bethpage, NY 11714

Matthew J. Dolan(3)(26)(27)(29)(39)(41)	CNYG Class A Stock	1,950	*
231 Main Street	CNYG Class B Stock	7,271,042	11.1	8.3%
Court House Annex
Chardon, OH 44024

Dolan Family LLC(3)(36)	CNYG Class A Stock	—	—
c/o William A. Frewin, Jr.	CNYG Class B Stock	7,977,325	12.1%	9.1%
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan 2001 Family Trust(3)(44)	CNYG Class A Stock	47,993	*
340 Crossways Park Drive	CNYG Class B Stock	4,895,863	7.5%	5.6%
Woodbury, NY 11797

Lawrence J. Dolan(3)(44)	CNYG Class A Stock	47,993	*
100 Corporate Place, Suite 150	CNYG Class B Stock	4,895,863	7.5%	5.6%
Chardon, OH 44024

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of our stockholders and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of CNYG Class A Stock elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of CNYG Class B Stock elect the remaining members of the Board of Directors.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13D of the Securities and Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2004 Grantor Retained Annuity Trust (the “2004 Trust”); Helen A. Dolan, individually; James L. Dolan, individually and as a Trustee of the D.C. James Trust and the CFD Trust No. 6 and as Trustee of the Marissa Waller 1989 Trust, the Charles F. Dolan 1989 Trust (for the

Proxy Statement 2005 — Cablevision

benefit of Charles P. Dolan) and the Ryan Dolan 1989 Trust; Thomas C. Dolan, individually and as a Trustee of the D.C. Thomas Trust and CFD Trust No. 5; Patrick F. Dolan, individually and as a Trustee of the D.C. Patrick Trust and CFD Trust No. 4 and as Trustee of the Tara Dolan 1989 Trust; Kathleen M. Dolan, individually and as a Trustee of the Dolan Descendants Trust, the Dolan Grandchildren Trust, the Dolan Spouse Trust, the Dolan Progeny Trust (collectively, the “Family Trusts”), the D.C. Kathleen Trust and CFD Trust No. 1; Marianne Dolan Weber, individually and as a Trustee of each of the Family Trusts, the D.C. Marianne Trust and CFD Trust No. 3; Deborah A. Dolan-Sweeney, individually and as a Trustee of each of the Family Trusts, the D.C. Deborah Trust and CFD Trust No. 2; Lawrence J. Dolan, as Trustee of the Charles F. Dolan 2001 Family Trust (the “2001 Family Trust”); Paul J. Dolan, as a Trustee of each of the Family Trusts, the D.C. Kathleen Trust, the D.C. James Trust, CFD Trust No. 1, CFD Trust No. 6 and as Trustee of CFD Trust #10; Matthew J. Dolan, as a Trustee of the D.C. Marianne Trust, the D.C. Thomas Trust, CFD Trust No. 3 and CFD Trust No. 5; Mary S. Dolan, as a Trustee of the D.C. Deborah Trust, the D.C. Patrick Trust, CFD Trust No. 2 and CFD Trust No. 4; and Dolan Family LLC, a limited liability company organized under the laws of the State of Delaware. The Group Members may be deemed to beneficially own an aggregate of 68,792,758 shares of CNYG Class A Stock as a result of their beneficial ownership of (i) 3,087,016 shares of CNYG Class A Stock (including 1,114,887 shares of restricted stock and 539,608 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 4, 2005, were unexercised but were exercisable within a period of 60 days) and (ii) 65,705,742 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock. See footnotes (4)(5)(6)(7)(13)(14)(16)(17)(18)(19)(21) through (44).

(4)	Includes 1,215,447 shares of CNYG Class A Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles F. Dolan and his spouse, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his spouse share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his spouse retain such powers, each of Mr. Dolan and his spouse may be deemed to have beneficial ownership thereof. Mr. and Mrs. Dolan disclaim beneficial ownership of the shares owned by the Dolan Family Foundation.

(5)	Does not include an aggregate of 35,486,594 shares of CNYG Class B Stock and 98,504 shares of CNYG Class A Stock held directly or indirectly by trusts for the benefit of Dolan family interests (the “Dolan Family Trusts”). Mr. Dolan and his spouse disclaim beneficial ownership of the shares owned by the Dolan Family Trusts, in that they have neither voting nor investment power with respect to such shares.

(6)	Helen A. Dolan disclaims beneficial ownership of 262,925 shares of CNYG Class A Stock, which includes 250,000 restricted shares and 83,334 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 4, 2005, were unexercised but were exercisable within a period of 60 days owned by her spouse, Charles F. Dolan, over which she has no voting or investment power.

(7)	Includes 5,500,000 shares of CNYG Class B Stock owned by the 2004 Trust. The 2004 Trust was established on August 2, 2004 by Charles F. Dolan. Helen A. Dolan disclaims beneficial ownership of the shares held by the 2004 Trust.

(8)	The Company has been informed that certain operating subsidiaries of Gabelli Asset Management, Inc. (“GAMI”) beneficially hold, or exercise investment discretion over various institutional accounts which beneficially held as of February 11, 2004, an aggregate of 22,608,000 shares of CNYG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GAMI, held sole dispositive power over 15,286,905 shares of CNYG Class A Stock and sole voting power over 14,202,905 of CNYG Class A Stock.

(9)	The Company has been informed that Comcast Corporation and certain operating subsidiaries beneficially held and shared voting and dispositive power over 14,533,487 shares of CNYG Class A Stock as of December 31, 2004. Includes 11,660,795 shares of CNYG Class A Stock owned by Comcast ABB CSC Holdings, Inc. and 2,872,692 shares of CNYG Class A Stock owned by Comcast ABB CSC II, Inc. In 2001, AT&T Corp. sold shares of CNYG Class A Stock and Rainbow Media Group CNYG Class A Stock held by it and, concurrently with those sales, subsidiaries of AT&T, through trusts, sold units of mandatorily

Proxy Statement 2005 — Cablevision

exchangeable trust securities exchangeable into shares of CNYG Class A Stock and Rainbow Media Group Class A common stock, respectively. Until termination of the trusts in 2004 and 2005, respectively, AT&T would have continued to beneficially own and vote those shares. Subsidiaries of AT&T had certain rights and obligations relating to the Company under the Company’s stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of CNYG Class A Stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless Comcast retains ownership of 5% or more of the shares of CNYG Class A Stock upon termination of the trusts. The Company understands that Comcast has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of CNYG Class A Stock and 9,791,336 shares of Rainbow Media Group Class A common stock. In that event, if certain conditions are satisfied, Comcast would continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement.

(10)	The Company has been informed that Goldman Sachs Asset Management. L.P., an investment advisor, beneficially held and had sole voting power over 14,069,149 shares of CNYG Class A Stock and had sole dispositive power over 17,456,601 shares of CNYG Class A Stock as of December 31,2004.

(11)	The Company has been informed that Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over 22,697,930 shares of CNYG Class A Stock. CGII does not have investment power or voting power over any of these securities. CGII may be deemed to beneficially own 22,697,930 shares of CNYG Class A Stock. The Company has been informed that Capital Guardian Trust Company is deemed to be the beneficial owner of 16,791,090 shares of CNYG Class A Stock as a result of its serving as the investment manager of various institutional accounts.

(12)	The Company has been informed that Citigroup Inc. held shared voting and dispositive power over 27,943,354 shares of CNYG Class A Stock. Such shares include shares held by Citigroup Global Markets Inc. (“CGM”), Citigroup Financial Products Inc. (“CFP”) and Citigroup Global Markets Holdings Inc. (“CGM Holdings”). Also, includes the assumption of conversion/exercise of certain securities and shares in which Citigroup, Inc. disclaims beneficial ownership. The Company has been informed that CGM exercises investment discretion over various institutional accounts, which held shared voting and dispositive power over 17,288,271 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CGM disclaims beneficial ownership. The Company has been informed that CFP exercises investment discretion over various institutional accounts, which held shared voting and dispositive power over 17,532,330 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CFP disclaims beneficial ownership. The Company has been informed that CGM Holdings exercises investment discretion over various institutional accounts, which held shared voting and dispositive power over 27,486,473 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CGM Holdings disclaims beneficial ownership.

(13)	Includes 14,512 restricted shares of CNYG Class A Stock and 8,874 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 4, 2005, were unexercised but were exercisable within a period of 60 days owned directly by his spouse, Kristin Dolan. Mr. Dolan disclaims beneficial ownership of the stock beneficially owned by his spouse, in that he has neither voting nor investment power with respect to such shares.

(14)	Includes 181,881 shares of CNYG Class B Stock owned by trusts for minor children and 159 shares of CNYG Class A Stock of which James L. Dolan is custodian for a minor child, each of which James L. Dolan disclaims beneficial ownership. Also includes 3,707,834 shares of CNYG Class B Stock held by trusts of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnotes (30) and (42).

(15)	Includes 16,965 shares of CNYG Class A Stock owned jointly with his spouse, Randy Ratner. Also includes 159 shares of CNYG Class A Stock owned by a minor child.

(16)	Includes 3,707,834 shares of CNYG Class B Stock held by trusts of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnotes (29) and (41).

Proxy Statement 2005 — Cablevision

(17)	Includes 60,627 shares of CNYG Class B Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 3,544,063 shares of CNYG Class B Stock held by trusts of which Patrick F. Dolan is a contingent beneficiary and co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnotes (28) and (40).

(18)	Includes 11,739,849 shares of CNYG Class B Stock owned by trusts of which his spouse, Deborah A. Dolan-Sweeney, is a contingent beneficiary and co-trustee and 6,381 shares of CNYG Class A Stock owned directly by his spouse. Mr. Sweeney disclaims beneficial ownership, in that he has neither voting nor investment power with respect to such shares which are also described in footnotes (24)(31)(32)(33)(34)(35)(36) and (38).

(19)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 4, 2005, were unexercised but were exercisable within a period of 60 days . These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Charles F. Dolan 83,334; Mr. James L. Dolan 273,882; Mr. Ratner 129,443; Mr. Rutledge 38,334; Mr. Patrick F. Dolan 60,130; Mr. Thomas C. Dolan 89,761; and Mr. Sweeney 23,627; all executive officers and directors as a group 1,278,795.

(20)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Stock Option Plan for Non-Employee Directors. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Araskog, 0; Mr. Biondi 0; Mr. Ferris 97,531; Mr. Hochman 97,531; Dr. Malone 0; Mr. Oristano 49,669; Mr. Reifenheiser 38,000, Mr. Ryan 8,000; Mr. Tese 62,432 and Dr. Tow 0.

(21)	Includes 12,529 shares of CNYG Class A Stock over which Paul J. Dolan shares voting and investment power, and 10,336 shares of CNYG Class A Stock of which Paul J. Dolan is custodian for minor children. Paul J. Dolan disclaims beneficial ownership of the shares he holds as custodian.

(22)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Kathleen Trust of which Kathleen M. Dolan is a contingent beneficiary and a co-trustee with Paul J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Kathleen Trust.

(23)	Deborah A. Dolan-Sweeney disclaims beneficial ownership of 85,454 shares of CNYG Class A Stock, which includes 58,637 restricted shares and 23,627 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 4, 2005, were unexercised but were exercisable within a period of 60 days, owned by her spouse, Brian G. Sweeney, over which she has no voting or investment power.

(24)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Deborah Trust of which Deborah A. Dolan-Sweeney is a contingent beneficiary and a co-trustee with Mary S. Dolan. Each of the Trustees disclaims beneficial ownership of the shares owned by the DC Deborah Trust.

(25)	Includes 21,937 shares of CNYG Class A Stock over which Mary S. Dolan shares voting and investment power and 2,000 shares of CNYG Class A Stock held as custodian for a minor child. Mary S. Dolan disclaims beneficial ownership of the shares held as custodian for a minor child.

(26)	Includes 1,450 shares of CNYG Class A Stock over which Matthew J. Dolan shares voting and investment power and 500 shares of CNYG Class A Stock held as custodian for a minor child. Matthew J. Dolan disclaims beneficial ownership of the shares held as custodian for a minor child.

(27)	Includes 1,878,085 shares of CNYG Class B Stock owned by the DC Marianne Trust of which Marianne Dolan Weber is a contingent beneficiary and a co-trustee with Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Marianne Trust.

(28)	Includes 1,878,085 shares of CNYG Class B Stock owned by the DC Patrick Trust, the co-trustees of which are Patrick F. Dolan and Mary S. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Patrick Trust.

(29)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Thomas Trust, the co-trustees of which are Thomas C. Dolan and Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Thomas Trust.

Proxy Statement 2005 — Cablevision

(30)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC James Trust, the co-trustees of which are James L. Dolan and Paul J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC James Trust.

(31)	Includes 37,493 shares of CNYG Class B Stock owned by the Dolan Descendants Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan- Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Descendants Trust.

(32)	Includes 19,145 shares of CNYG Class B Stock owned by the Dolan Progeny Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Progeny Trust.

(33)	Includes 26,325 shares of CNYG Class B Stock owned by the Dolan Grandchildren Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Grandchildren Trust.

(34)	Includes 3,637 shares of CNYG Class B Stock owned by the Dolan Spouse Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Spouse Trust.

(35)	Does not include 1,737,098 shares of CNYG Class A Stock owned by the Dolan Children’s Foundation, a New York not-for-profit corporation, the sole directors of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah A. Dolan-Sweeney. None of the directors has an economic interest in such shares, but each director shares the ultimate power to vote and dispose of such shares. Each of the members disclaims beneficial ownership of the shares owned by the Dolan Children’s Foundation.

(36)	Includes 7,977,325 shares of CNYG Class B Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Paul J. Dolan, Marianne Dolan Weber, Kathleen M. Dolan and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Family LLC. The Dolan Family LLC has no voting power and shares investment power over the shares of CNYG Class B Stock owned by it.

(37)	Includes 1,741,481 shares of CNYG Class B Stock owned by the CFD Trust No. 1, of which Kathleen M. Dolan is a contingent beneficiary and a co-trustee with Paul J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 1.

(38)	Includes 1,741,481 shares of CNYG Class B Stock owned by the CFD Trust No. 2, of which Deborah A. Dolan-Sweeney is a contingent beneficiary and a co-trustee with Mary S. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 2.

(39)	Includes 1,685,123 shares of CNYG Class B Stock owned by the CFD Trust No. 3, of which Marianne Dolan Weber is a contingent beneficiary and a co-trustee with Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 3.

(40)	Includes 1,665,978 shares of CNYG Class B Stock owned by the CFD Trust No. 4, the co-trustees of which are Patrick F. Dolan and Mary S. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 4.

(41)	Includes 1,773,391 shares of CNYG Class B Stock owned by the CFD Trust No. 5, the co-trustees of which are Thomas C. Dolan and Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 5.

(42)	Includes 1,773,391 shares of CNYG Class B Stock owned by the CFD Trust No. 6, the co-trustees of which are James L. Dolan and Paul J. Dolan. Each of the Trustees disclaims beneficial ownership of the shares owned by the CFD Trust No. 6.

(43)	Includes 409,511 shares of CNYG Class B Stock and 50,511 shares of CNYG Class A Stock owned by CFD Trust #10 for which Paul J. Dolan serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares. Paul J. Dolan disclaims beneficial ownership of the shares owned by this trust.

(44)	Includes 4,895,863 shares of CNYG Class B Stock and 47,993 shares of CNYG Class A Stock owned by the 2001 Family Trust. The 2001 Family Trust was established on March 23, 2001 by Charles F. Dolan. Mr. Dolan disclaims beneficial ownership of the stock owned by the 2001 Family Trust for the benefit of his descendants, in that he has neither voting nor investment power with respect to such shares. The

Proxy Statement 2005 — Cablevision

Trustee of the 2001 Family Trust is Lawrence Dolan, who disclaims beneficial ownership of the shares owned by the 2001 Family Trust.
The Dolan family interests (other than Charles F. Dolan and certain trusts) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles F. Dolan and certain trusts) of shares of Class B common stock to a holder other than Charles F. Dolan or Dolan family interests, the Class B common stock will be converted on the basis of one share of Class A common stock for each share of Class B common stock.
Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board of Directors. In addition, Charles F. Dolan, members of the Dolan family and related family entities entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block for the election of Class B directors and any change of control transaction. A purpose of this agreement is to consolidate the Dolan family control of the Company.
Registration Rights. The Company has granted to each of Charles F. Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his spouse, the shares of Class A common stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his spouse, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A common stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).
Subsidiaries of AT&T had certain rights and obligations relating to the Company under stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of Cablevision NY Group Class A common stock in 2001, the stockholders agreement ceased to be effective and will remain ineffective unless Comcast Corporation (as a result of the merger between AT&T Broadband and Comcast) retains ownership of 5% or more of the shares of Cablevision NY Group Class A common stock upon termination of the trusts as described above. AT&T had the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of Cablevision NY Group Class A common stock and 9,791,336 shares of Rainbow Media Group Class A tracking stock. In that event, if certain conditions are satisfied, Comcast would continue to own those shares and might have certain registration rights with respect to those shares under the stockholders agreement.
The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

Proxy Statement 2005 — Cablevision
OTHER MATTERS
Matters Raised At The 2005
Annual Meeting Not Included In This Proxy Statement
We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.
Under our By-laws, in order to properly bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60, nor more than 90 days prior to the date of the meeting. If, however, less than 70 days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 9, 2005, to provide the Company with notice of a matter to be brought before the 2005 annual meeting.
Stockholder Proposals for 2006 Annual Meeting
Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2006 annual meeting must submit their proposals to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714 on or before December 30, 2005. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2006 proxy statement.
In accordance with our By-laws, in order to be properly brought before the 2006 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first so announced or disclosed.
Annual Report and Form 10-K
Our annual report for our 2004 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.
Victoria D. Salhus
Senior Vice President,
Deputy General Counsel
and Secretary
Bethpage, New York
April 29, 2005

CLASS A PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors
Annual Meeting of Stockholders, May 19, 2005

     The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, May 19, 2005, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

WITHHOLD
1.	Election of the following		AUTHORITY to vote
	nominees as Class A	FOR all	for all nominees
	Directors:	nominees	listed to the left
		listed to the	(except as marked to
		left	the contrary)
	Nominees:	☐	☐
(01) Charles D. Ferris
(02) Richard H. Hochman
(03) Victor Oristano
(04) Vincent Tese
(05) Thomas V. Reifenheiser
(06) John R. Ryan

(INSTRUCTION: To withhold authority for any individual nominees, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature	Signature	Date

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cvc		1-866-540-5760

Mark, sign and
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors
Annual Meeting of Stockholders, May 19, 2005

The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, May 19, 2005, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2), all as more fully described in the accompanying Proxy Statement.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged

(Continued and to be signed on reverse side.)

Please mark your votes as indicated in this example	☒

1.	Election of the following nominees as Class B Directors:
Rand V. Araskog, Frank J. Biondi, Charles F. Dolan, James L. Dolan, Marianne Dolan Weber, Patrick F. Dolan, John C. Malone, Brian G. Sweeney and Leonard Tow

(INSTRUCTION: To
withhold authority for any
individual nominees, write
that nominee’s name on the
space provided below.)

FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left (except as marked to the contrary)

☐	☐

2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY

Signature(s)	Date	, 2005.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.